Exhibit 23.2

KPMG LLP . 345 Park Avenue New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 8, 2024, with respect to the consolidated financial statements of PepsiCo, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

New York, New York
May 10, 2024